EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation on Form S-8 of our reports dated February 14, 1997, appearing in and incorporated by reference in the Annual report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1996.




/s/  Deloitte & Touche LLP

Parsippany, New Jersey
June 30, 1997